Council Bluffs, Iowa ----- On May 6, 2015 Southwest Iowa Renewable Energy, LLC (“ SIRE ” or the "Company") announced its unaudited financial results for the three and six months ended March 31, 2015.

Results for the Second Quarter of Fiscal 2015

		Six Months Ended March 31, 2015	Six Months Ended March 31, 2014	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
•	Net Income (Loss)-	$6,918,000	$30,009,000	($2,910,000)	$19,150,000
•	Gross Margin (Loss)-	$15,719,000	$36,334,000	($914,000)	$22,221,000
•	Modified EBITDA -	$17,699,000	$39,141,000	$1,034,000	$23,298,000

SIRE reported net income for the six months ended March 31, 2015 of $6.9 million or $519.10 per basic unit compared to $30.0 million or $2,283.09 per basic unit for the six months ended March 31, 2014, and SIRE reported a net loss of $(2.9) million or $(218.35) per basic unit for the three months ended March 31, 2015, compared to a net income of $19.2 million or $1,456.94 per basic unit for the three months ended March 31, 2014.

SIRE revenue from operations was $128.0 million in the six months ended March 31, 2015 compared to $163.2 million in the six months ended March 31, 2014 and $55.5 million in the three months ended March 31, 2015 compared to $83.0 million in the three months ended March 31, 2014.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation, amortization, unrealized hedging gains and losses, and other significant noncash expenses was $17.7 million for the six months ended March 31, 2015, compared to $39.1 million for the six months ended March 31, 2014 and $1.0 million for the three months ended March 31, 2015, compared to $23.3 million for the three months ended March 31, 2014.

SIRE had $6.8 million in cash and cash equivalents and $15.6 million available under revolving loan agreements, for a total cash and available borrowings of $22.4 million at March 31, 2015. The cash flow from operations was $19.6 million compared to $31.5 million for the six months ended March 31, 2015 and 2014, respectively.

Brian Cahill, SIRE's President and CEO stated, “During this second quarter of Fiscal 2015, margins compressed significantly, as energy prices declined overall, with ethanol adjusting to remain very competitive with wholesale gasoline. Demand for ethanol continues to be strong with the lower prices, both in the U.S. and abroad. The industry has continued to adjust and we expect we will have another good year."
During the second quarter of Fiscal 2015, SIRE produced 28.6 million gallons of ethanol, slowing production at times when rail transportation was not available, as well as accelerating the annual maintenance shutdown and related expenses, to March rather than April, when it historically occurred. Cahill commented - "We continue to focus on running the plant efficiently, with a balance of optimizing the yield and profit." SIRE recorded a $4.7 million non-

cash charge in the first quarter and a $0.6 million fair value adjustment in the second quarter in conjunction with the final payment of subordinated debt, and the related put option issued to ICM, Inc. in December, 2014.
2015 Second Quarter Highlights

•	SIRE declared a dividend of $1,000 per unit, which was paid in January.

•	SIRE accelerated the annual shutdown to March due to lower crush margins in the second quarter.

About Southwest Iowa Renewable Energy, LLC:

SIRE is located on 275 acres in Council Bluffs, Iowa, operating a 125 million gallon per year ethanol plant. SIRE began producing ethanol in February, 2009 and sells its ethanol, distillers grains, corn syrup, and corn oil in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K , important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC Summary Statements of Operations Unaudited (Dollars in thousands)
	For the three months ended March 31,		For the six months ended March 31,
	2015	2014	2015	2014
Revenues	$55,472	$82,971	$128,008	$163,157
Cost of Goods Sold	56,386	60,750	112,289	126,823
Gross Margin	(914)	22,221	15,719	36,334

General and administrative expenses	1,130	1,151	2,515	2,357
Interest and other income, net	266	1,920	986	3,968
Loss from debt extinguishment	—	—	4,700	—
Change in fair value of put option liability	600	—	600	—
Net Income (Loss)	$(2,910)	$19,150	$6,918	$30,009

Weighted Average Units Outstanding, Basic	13,327	13,144	13,327	13,144
Weighted Average Units Outstanding, Diluted	13,327	25,523	17,763	25,518
Net Income (loss) per unit, Basic	$(218.35)	$1,456.94	$519.10	$2,283.09
Net Income (loss) per unit, Diluted	$(218.35)	$778.79	$445.70	$1,233.21

Modified EBITDA

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company. The following sets forth the reconciliation of Net Income (Loss) to Modified EBITDA for the periods indicated:

	For the three months ended		For the six months ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
	Unaudited	Unaudited	Unaudited	Unaudited
	in 000's	in 000's	in 000's	in 000's

Net Income (Loss)	$(2,910)	$19,150	$6,918	$30,009
Interest expense, net	391	1,936	1,118	3,988
Depreciation	2,882	2,870	5,774	5,727
EBITDA	363	23,956	13,810	39,724

Unrealized Hedging (Gain) Loss	71	(658)	(1,411)	(583)
Loss from debt extinguishment	—	—	4,700	—
Change in fair value of put option liability	600	—	600	—

Modified EBITDA	$1,034	$23,298	$17,699	$39,141

Modified EBITDA per unit, basic	$77.59	$1,772.52	$1,328.06	$2,977.86

Statistical Information

Produce Revenue Information
	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$42,062	75.8%	$64,425	77.6%
Distiller's Grains	11,173	20.1%	16,122	19.4%
Corn Oil	1,936	3.5%	2,091	2.5%
Other	301	0.5%	333	0.4%

	Six Months Ended March 31, 2015		Six Months Ended March 31, 2014
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$101,660	79.4%	$124,855	76.5%
Distiller's Grains	21,250	16.6%	32,916	20.2%
Corn Oil	4,560	3.6%	4,744	2.9%
Other	538	0.4%	642	0.4%

Summary Balance Sheets
(Dollars in thousands)

	March 31, 2015	September 30, 2014
	(unaudited)
ASSETS
Current Assets
Cash & restricted cash	$7,054	$9,571
Accounts receivable	4,704	5,993
Inventory	9,868	12,161
Other current assets	3,500	2,234
Total current assets	25,126	29,959
Net property and equipment	132,212	134,821
Other assets	1,971	2,006
Total Assets	$159,309	$166,786

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$6,447	$8,680
Current maturities of notes payable	6,481	6,052
Total current liabilities	12,928	14,732
Total long term liabilities	51,908	51,172
Total members' equity	94,473	100,882
Total Liabilities and Members' Equity	$159,309	$166,786

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392